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                     REVLON WORLDWIDE (PARENT) CORPORATION
                         REVLON WORLDWIDE CORPORATION


                    Senior Secured Discount Notes Due 1998

                                      and

                Series B Senior Secured Discount Notes Due 1998


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                         FIRST SUPPLEMENTAL INDENTURE

                          Dated as of August 5, 1997

                      Supplementing the Indenture, Dated
                         as of March 15, 1993, Between
                       Revlon Worldwide Corporation and
                     State Street Bank and Trust Company,
                             as Successor Trustee


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                      STATE STREET BANK AND TRUST COMPANY
                                    TRUSTEE



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                  FIRST SUPPLEMENTAL INDENTURE, dated as of August 5, 1997
(the "First Supplemental Indenture"), among REVLON WORLDWIDE (PARENT) CORPORATION, a Delaware corporation ("Parent"), REVLON WORLDWIDE CORPORATION, a Delaware corporation ("Worldwide"), and STATE STREET BANK AND TRUST COMPANY (the "Trustee"), as Successor Trustee under the Indenture referred to herein;

                  WHEREAS, Worldwide and The First National Bank of Boston (the "Original Trustee") heretofore executed and delivered an Indenture, dated as of March 15, 1993 (the "Indenture"); and

                  WHEREAS, pursuant to the Indenture Worldwide issued and the Original Trustee authenticated and delivered $1,115,760,000 aggregate principal amount at maturity of Worldwide's Senior Secured Discount Notes Due 1998 and Series B Senior Secured Discount Notes Due 1998 (collectively, the "Securities"); and

                  WHEREAS, pursuant to Section 8.01(b) of the Indenture, Worldwide has exercised its covenant defeasance option (as defined in the Indenture) (the "Defeasance"), effective August 4, 1997; and

                  WHEREAS, Parent and Worldwide have entered into the Agreement and Plan of Merger, dated as of August 5, 1997, pursuant to which Worldwide will merge with and into Parent on the date hereof; and

                  WHEREAS, Section 5.01(i) of the Indenture provides that Worldwide shall not merge with or into any entity unless the surviving entity shall expressly assume by supplemental indenture all the obligations of Worldwide under the Securities and the Indenture; and

                  WHEREAS, Section 9.01 of the Indenture provides that Worldwide and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities in order to comply with
Article V of the Indenture; and

                  WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Parent and Worldwide.

                  NOW, THEREFORE, Parent, Worldwide and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:







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                                   ARTICLE I
                      ASSUMPTION BY SUCCESSOR CORPORATION

                  SECTION 1.1 Assumption of the Securities. Parent hereby expressly assumes the due and punctual payment of the principal of and interest on the Securities and all obligations of Worldwide under the Securities and the Indenture and shall be the successor to Worldwide under the Indenture.

                  SECTION 1.2 Trustee's Acceptance. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.


                                  ARTICLE II
                                 MISCELLANEOUS

                  SECTION 2.1 Effect of Supplemental Indenture. Upon the later to occur of (i) the execution and delivery of this First Supplemental Indenture by Parent, Worldwide and the Trustee and (ii) the consummation of the merger of Worldwide with and into Parent, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

                  SECTION 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect, other than those the operation of which has been terminated as a result of the Defeasance.

                  SECTION 2.3 Indenture and Supplemental Indenture Construed Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together.

                  SECTION 2.4 Confirmation and Preservation of Indenture. The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved, except to the extent of those provisions in the Indenture the operation of which has been terminated as a result of the Defeasance.

                  SECTION 2.5 Conflict with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to





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                                                                             3




apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

                  SECTION 2.6 Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 2.7 Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

                  SECTION 2.8 Headings. The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 2.9 Benefits of First Supplemental Indenture, etc. Nothing in this First Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Securities.

                  SECTION 2.10 Successors. All agreements of Parent in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

                  SECTION 2.11 Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of Worldwide and Parent, and the Trustee assumes no responsibility for their correctness.

                  SECTION 2.12 Certain Duties and Responsibilities of the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  SECTION 2.13 Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.






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                  SECTION 2.14 Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


                  IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

                            REVLON WORLDWIDE (PARENT) CORPORATION


                            By: /s/ Glenn P. Dickes
                                -----------------------------------------------
                                Name: Glenn P. Dickes
                                Title: Vice President and Assistant Secretary



                            REVLON WORLDWIDE CORPORATION


                            By: /s/ Glenn P. Dickes
                                -----------------------------------------------
                                Name: Glenn P. Dickes
                                Title: Vice President and Assistant Secretary


                            STATE STREET BANK AND TRUST COMPANY, as Trustee


                            By: /s/ Mark Nelson
                                -----------------------------------------------
                                Name: Mark Nelson
                                Title: Vice President